FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                   May 6, 1997
                    ________________________________________

                         THERMO BIOANALYSIS CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                        1-14262                        85-0429899
    (State or other               (Commission                (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    504 Airport Road
    Santa Fe, New Mexico                                           87504-2108
    (Address of principal executive offices)                       (Zip Code)

                                                               (617) 622-1000
                                               (Registrant's telephone number
                                                         including area code)
PAGE

                                                                   FORM 8-K/A

    Item 2. Acquisition or Disposition of Assets

        On May 6, 1997, Thermo BioAnalysis Corporation (the "Company") entered into a binding agreement to acquire the Biosystems Group of the Life Sciences International PLC subsidiary ("LSI") of Thermo Instrument Systems Inc. ("Thermo Instrument"). In March 1997, Thermo Instrument had acquired approximately 95% of the outstanding shares of LSI, a London Stock Exchange-listed company, in completion of Thermo Instrument's offer to acquire all of the outstanding shares of LSI. The Biosystems Group is principally comprised of LSI Labsystems and Hybaid. LSI Labsystems, based in Finland, manufactures microplate-based immunoassay instruments and liquid-handling equipment. Hybaid, based in the U.K., manufactures thermal cyclers and consumables for DNA amplification.

        The aggregate purchase price for the Biosystems Group is approximately $102.5 million, and consists of: (a) approximately $91.5 million for the net operating assets of the acquired businesses; plus (b) $11.0 million for an equivalent amount of cash held by the acquired businesses. The purchase price for the net operating assets represents the sum of an estimate of the net tangible book value, exclusive of cash, of the businesses, plus a percentage of Thermo Instrument's total goodwill associated with its acquisition of LSI, based on the aggregate 1996 revenues of the Biosystems Group relative to LSI's 1996 consolidated revenues. The purchase price is subject to a post-closing adjustment based on final determination of the net tangible book value, exclusive of cash, of the acquired businesses and a final calculation of Thermo Instrument's total goodwill associated with the acquisition of LSI.

        The acquisition will be made pursuant to a Share Purchase Agreement dated as of May 6, 1997 (the "Agreement"), among the Company, Thermo Instrument, and LSI. The aggregate purchase price of $102.5 million will be paid through the issuance of 1,300,000 shares of the Company's common stock valued at $16.9 million and an advance from Thermo Instrument totaling $85.6 million, of which $35.6 million was repaid during the second quarter of 1997. The closing of the transaction will take place as soon as the shares of common stock to be issued in connection with the acquisition are listed for trading upon the American Stock Exchange, Inc. (the "Exchange"). The Exchange requires that the listing be approved by the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting. The meeting is expected to be held before the end of 1997. Thermo Instrument has agreed to vote all of the shares of the Company's common stock held by it as of the record date of the meeting in favor of the listing of the Company's shares and all matters related thereto. As of June 28, 1997, before giving effect to the issuance of the shares to be issued pursuant to the Agreement, Thermo Instrument owned approximately 66.5% of the outstanding common stock of the Company. Giving effect to the issuance of such shares, Thermo Instrument would own approximately 70.4% of such outstanding common stock as of such date.

        Because the Company and the Biosystems Group were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling-of-interests. Accordingly, the Company's financial statements (including the financial statements included as part of the
                                      Page 2PAGE

                                                                   FORM 8-K/A

    Company's Quarterly Report on Form 10-Q for the quarter ended March 29,
    1997), include the results of the Biosystems Group from March 12, 1997, the date these businesses were acquired by Thermo Instrument, and the shares issuable subject to listing on the Exchange have been deemed outstanding from that date.

        In connection with the acquisition of the Biosystems Group, the Company is in the process of restructuring the acquired businesses. This restructuring is expected to include reductions in staffing levels, abandonment of excess facilities, and possible other costs associated with exiting certain activities of the acquired businesses. Except as set forth above, the Company has no present intention to use the assets of LSI Labsystems and Hybaid for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will continue to review such businesses' assets, corporate structures, capitalizations, operations, properties, policies, managements, and personnel and, upon completion of this review, may develop additional or alternative plans or proposals, including mergers, transfers of a material amount of assets or other additional transactions or changes relating to such businesses.

                                      Page 3PAGE

                                                                   FORM 8-K/A

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (a) Financial Statements of Business Acquired
                Attached hereto.

                                      Page 4PAGE

               BIOSYSTEMS GROUP OF LIFE SCIENCES INTERNATIONAL PLC
                               REPORT AND ACCOUNTS
                   for the three years ended 31 December 1996
PAGE

    The Board of Directors and Shareholders
    Life Sciences International PLC:

         We have audited the accompanying combined balance sheets of the Biosystems Group of Life Sciences International PLC as of 31 December 1996 and 1995, and the related combined profit and loss accounts, statements of total recognized gains and losses, and cash flow statements for each of the years in the three-year period ended 31 December 1996. These combined financial statements are the responsibility of the management of Life Sciences International PLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Biosystems Group of Life Sciences International PLC as of 31 December 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended 31 December 1996 in conformity with generally accepted accounting principles in the United Kingdom.

         Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected the net profit for the years ended 31 December 1996 and 1995, and equity shareholders' funds as of 31 December 1996 and 1995 to the extent summarised in note 24 to the combined financial statements.



    KPMG Audit plc



    London, England
    10 February 1997, except with
    respect to Note 23 which is
    of 6 May 1997

                                      Page 2PAGE

    Biosystems Group of Life Sciences International PLC

                        COMBINED PROFIT AND LOSS ACCOUNTS
                   for the three years ended 31 December 1996
                    (In thousands of British pounds sterling)


                                      Note         1996      1995      1994
    -----------------------------------------------------------------------

    Sales - continuing operations       2        41,384    42,001    32,239
    Cost of sales - continuing
      operations                                (24,261)  (26,205)  (17,097)
                                                -------   -------   -------
    Gross profit                                 17,123    15,796    15,142

    Distribution costs                           (7,580)   (8,034)   (5,465)
    Administrative expenses                      (7,148)   (3,373)   (2,681)
                                                -------   -------   -------

    Operating profit - continuing
      operations                        3         2,395     4,389     6,996

    Net interest receivable/(payable)   5         1,599    (1,541)   (2,042)
                                                -------   -------   -------
    Profit on ordinary activities
      before taxation                             3,994     2,848     4,954

    Taxation                            6        (1,783)     (834)   (1,100)
                                                -------   -------   -------
    Profit on ordinary activities
      after taxation                              2,211     2,014     3,854

    Dividends                           7             -         -    (1,450)
                                                -------   -------   -------
    Retained profit for the year       14         2,211     2,014     2,404
                                                =======   =======   =======


    There were no material acquisitions nor discontinued operations within the meaning of the Financial Reporting Standards during the three years ended 31 December 1996.

                                      Page 3PAGE

    Biosystems Group of Life Sciences International PLC

            COMBINED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES
                   for the three years ended 31 December 1996
                    (In thousands of British pounds sterling)



                                                  1996      1995     1994
    ---------------------------------------------------------------------

    Profit on ordinary activities after
      taxation                                   2,211     2,014    3,854
    Unrealised currency retranslation           (3,668)    1,571    1,475
                                                ------    ------   ------
    Total gains and losses recognised in the
      year                                      (1,457)    3,585    5,329
                                                ======    ======   ======


    There is no material difference between the results reported and on an unmodified historical cost basis. Accordingly, no note of historical cost profits and losses has been prepared.

                                      Page 4PAGE

    Biosystems Group of Life Sciences International PLC

                             COMBINED BALANCE SHEETS
                             at 31 December 1995-96
                    (In thousands of British pounds sterling)



                                                Note         1996      1995
    -----------------------------------------------------------------------

    Fixed assets
    Tangible assets                               8         6,133     7,390
    Investments                                   9           410       410
                                                          -------   -------
                                                            6,543     7,800
                                                          -------   -------
    Current assets
    Stock                                        10         7,883     9,250
    Debtors                                      11        24,206    24,125
    Cash at bank and at hand                     17         6,571     3,275
                                                          -------   -------

                                                           38,660    36,650
                                                          -------   -------
    Current liabilities
    Creditors: amounts falling due
      within one year                            12       (42,951)  (42,313)
                                                          -------   -------

    Net current liabilities                                (4,291)   (5,663)
                                                          -------   -------
    Total assets less current
      liabilities                                           2,252     2,137

    Creditors: amounts falling due
      after more than one year                   13          (218)     (132)
    Provisions for liabilities and
      charges
      Deferred tax                                           (868)     (757)
      Restructuring costs                                  (1,221)        -
                                                          -------   -------
    Net (liabilities)/assets                                  (55)    1,248
                                                          =======   =======

    Capital and reserves
    Called-up share capital
      (aggregated)                               19        (2,948)   (2,948)
    Share premium account
      (aggregated)                               19        (1,642)   (1,642)
    Other reserves                               19        16,032    12,518
    Profit and loss account                      19       (11,387)   (9,176)
                                                          -------   -------
    Equity shareholders' funds                                 55    (1,248)
                                                          =======   =======

                                      Page 5PAGE

    Biosystems Group of Life Sciences International PLC

                          COMBINED CASH FLOW STATEMENTS
                     for the years ended 31 December 1994-96
                    (In thousands of British pounds sterling)

                                      Note         1996      1995      1994
    -----------------------------------------------------------------------

    Net cash inflow from operating
      activities                       15         4,514     5,630     6,254

    Returns on investments and
      servicing of finance
    Interest received                                76       555        73
    Interest paid                                (2,170)   (2,085)   (2,114)
    Proceeds on liquidation of
      foreign exchange contracts                  3,693         -         -
                                                -------   -------   -------
    Net cash inflow/(outflow) from
      returns on investments and
      servicing of finance                        1,599    (1,530)   (2,041)

    Taxation
    UK corporation tax paid                         (96)     (138)     (628)
    Overseas tax paid                              (631)     (560)     (261)
                                                -------   -------   -------
    Tax paid                                       (727)     (698)     (889)
                                                -------   -------   -------
    Investing activities
    Investment in joint venture                       -      (142)     (251)
    Purchase of subsidiary
      undertakings net of cash
      acquired                         16           (33)        -         -
    Cash acquired through purchase
      of subsidiary undertaking
      by other Life Sciences company                  -        32       672
    Purchase of land and buildings                 (245)     (659)      (19)
    Purchase of other tangible fixed
      assets                                     (1,231)   (2,300)   (1,496)
    Receipts from sale of other
      tangible fixed assets                           -        31        35
                                                -------   -------   -------

    Net cash outflow from investing
      activities                                 (1,509)   (3,038)   (1,059)

    Net cash inflow before financing              3,877       364     2,265
                                                -------   -------   -------

    Financing
    Drawdown/(repayment) of long term
      loans                                         136       (12)   (7,525)
    Capital element of finance lease
      rental payment                                  -        (6)        -
                                                -------   -------   -------

    Net cash outflow from financing                 136       (18)   (7,525)
                                                -------   -------   -------
    Increase/(decrease) in cash and
      cash equivalents                 17         4,013       346    (5,260)
                                                =======   =======   =======
                                      Page 6PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    1  ACCOUNTING POLICIES

    (a) Basis of preparation

    The combined accounts of the Biosystems Group of Life Sciences have been prepared under the historical cost convention and in accordance with generally accepted accounting principles in the United Kingdom.

    The combined accounts of the Biosystems Group of Life Sciences have been prepared by aggregating the results of operations, cash flows and balance sheets of the following companies, which are under common control of Life Sciences International PLC, a United Kingdom corporation, as if it was a separate entity for the periods presented:

    Entity                                     Country of incorporation

    Labsystems Oy                              Finland
    Labsystems Hong Kong Limited               Hong Kong
    Fastighets AB Skrubba                      Sweden
    Labsystems AB                              Sweden
    Life Sciences International Benelux BV     Netherlands
    Labsystems Espana SA                       Spain
    Hybaid Limited                             United Kingdom
    Labsystems Inc                             USA
    Denley Instruments Inc                     USA
    Labsystems Lenpipette                      Russia

    Where companies were purchased during the period, their results are included from the effective date of acquisition.

    (b) Sales
    Sales are those to third parties, net of trade discounts, VAT and similar overseas sales taxes.

    (c) Stock
    Stock is stated at the lower of cost and estimated net realisable value. Cost comprises purchase price of materials, direct labour costs and an appropriate proportion of overheads.

    (d) Depreciation
    No depreciation is provided on freehold land. Leasehold expenditure is amortised so as to write off such expenditure on a straight-line basis over the life of the relevant lease or 65 years, whichever is the shorter. Depreciation of other fixed assets is provided at various rates on a straight-line basis on cost in order to write off the assets over their useful lives, estimated to be between 3 and 15 years.

    (e) Research and development expenditure
    Research and development expenditure is not capitalised but charged against profit and loss account as it is incurred.

                                      Page 7PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    (f) Foreign currencies
    Assets and liabilities in foreign currencies are translated at the rates of exchange ruling at each year end. Overseas companies' profit and loss accounts are translated at average rates for the year. Exchange differences arising from the retranslation at the closing rate of the opening net investment in overseas subsidiaries and the profit and loss account for the year are shown as a movement on reserves.

    (g) Taxation
    The charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for taxation deferred in respect of timing differences where, in the opinion of the directors, such timing differences are likely to reverse in the foreseeable future.

    (h) Leased assets
    Assets obtained under hire purchase contracts and finance leases are capitalised and depreciated over their useful lives. The interest element of the rentals is charged to profit and loss account over the period of the contract. Rentals paid under operating leases are charged to income as incurred.

    (i) Pension benefits
    The combined group of companies operate a number of pension schemes throughout the world, both defined benefit and defined contribution schemes. The assets of these schemes are not included in the combined accounts (see note 22). Contributions paid to defined benefit schemes operated by the combined group of companies are based upon the recommendations of qualified actuaries and have been charged against profits on a systematic basis over the expected remaining service lives of participating employees. Independent actuarial valuations of defined benefit schemes are made at least every three years. Contributions paid to defined contribution schemes are charged to the profit and loss account in the period in which they arise.

                                      Page 8PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    2  SEGMENTAL INFORMATION

    All turnover and profit is derived from, and all net assets are attributable to one business segment, being the manufacture and supply of BioSystems Products.

    (In thousands of British pounds sterling)      1996      1995      1994
    -----------------------------------------------------------------------

    Geographical analysis of sales by location
      of customer
    North America                                 9,048     9,869     6,340
    United Kingdom                                4,168     3,738     2,904
    Other Europe                                 21,048    24,255    18,634
    All other areas                               7,120     4,139     4,361
                                                -------   -------   -------
                                                 41,384    42,001    32,239
                                                =======   =======   =======

    Geographical analysis of sales by origin
    North America                                   953       820     1,690
    United Kingdom                                9,198     9,275     6,391
    Other Europe                                 31,233    31,906    24,158
                                                -------   -------   -------
                                                 41,384    42,001    32,239
                                                =======   =======   =======

    Profit on ordinary activities before
      taxation
    North America                                   122      (127)      431
    United Kingdom                                 (789)      317       754
    Other Europe                                  3,115     4,178     5,811
    All other areas                                 (53)       21         -
                                                -------   -------   -------

    Operating profit                              2,395     4,389     6,996

    Net interest receivable/(payable)             1,599    (1,541)   (2,042)
                                                -------   -------   -------

    Profit on ordinary activities before
      taxation                                    3,994     2,848     4,954
                                                =======   =======   =======

    Net assets
    North America                                (3,868)   (4,349)
    United Kingdom                                  116     1,046
    Other Europe                                  4,103     4,531
    All other areas                                (406)       20
                                                -------   -------
    Net assets/(liabilities)                        (55)    1,248
                                                =======   =======

                                      Page 9PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    3  OPERATING PROFIT

    (In thousands of British pounds sterling)    1996      1995      1994
    ---------------------------------------------------------------------

    Operating profit is stated after charging/
      (crediting):
    Depreciation                                1,553     1,477     1,096
    Research and development                    3,126     3,377     2,641
    Hire of plant and machinery                   111       162        80
    Operating lease rentals                       348       160       523
    Net loss/(profit) on sale of fixed assets      25        36       (13)
    Auditors' remuneration - Audit                 54        46        38
    Auditors' remuneration - Other                 10         6         5
    Charitable contributions                        -         2         -
    Net rental income                               -         -       125

    In 1996, exceptional restructuring costs of 1,221,000 British pounds sterling were charged to administrative expenses.

                                      Page 10PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    4  EMPLOYEE INFORMATION

    (In thousands of British pounds sterling)     1996      1995      1994
    ----------------------------------------------------------------------

    Staff costs during the year:
    Wages and salaries                           9,589     9,626     8,154
    Social security costs                        1,090     1,094     1,103
    Other pension costs                          1,130     1,134       991
                                                ------    ------    ------
                                                11,809    11,854    10,248
                                                ======    ======    ======

                                                  1996      1995      1994

    Weighted average weekly number of employees:
    Manufacturing                                  281       279       271
    Selling                                         98       100        86
    Administration                                  67        68        55
                                                ------    ------    ------
                                                   446       447       412
                                                ======    ======    ======

    5  INTEREST

    (In thousands of British pounds sterling)     1996      1995      1994
    ----------------------------------------------------------------------

    External interest payable
    On loans from other Life Sciences'
      companies                                  2,118     2,046     2,049
    On bank loans and overdrafts                     -         -         5
    On other loans repayable in 5 years             53        50        61
    On other loans repayable after 5 years           -         -         -
                                                ------    ------    ------
    External interest payable                    2,171     2,096     2,115

    External interest receivable                   (77)     (555)      (73)
                                                ------    ------    ------
    Net interest payable                         2,094     1,541     2,042

    Profit on liquidation of foreign exchange
      contracts relating to future periods      (3,693)        -         -
                                                ------    ------    ------
    Net interest (receivable)/payable           (1,599)    1,541     2,042
                                                ======    ======    ======

                                      Page 11PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    6  TAXATION

    (In thousands of British pounds sterling)    1996      1995      1994
    ---------------------------------------------------------------------

    UK Corporation tax at 33%                     107       156       259
    Overseas tax                                1,600       423       395
    Deferred tax                                  111       311       446
    Adjustment for prior years                    (35)      (56)        -
                                                -----     -----     -----
                                                1,783       834     1,100
                                                =====     =====     =====

    7  DIVIDEND

    In 1995 Hybaid Limited paid a dividend totaling 1,450,000 British pounds sterling (18.05 British pounds sterling per 10 pence ordinary share) to its parent company, Life Sciences International PLC.

                                      Page 12PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    8  TANGIBLE FIXED ASSETS

                                        Land     Plant  Fixtures
    (In thousands of British             and       and       and
    pounds sterling)               buildings machinery  fittings     Total
    ----------------------------------------------------------------------

    Cost
    At 1 January 1995                  1,366     5,501       452     7,319
    Additions arising from
      acquisitions                         -        10        71        81
    Other additions                      659     2,177       134     2,970
    Disposals                              -      (114)      (26)     (140)
    Currency retranslation               182       532        32       746
                                      ------    -------   ------    ------
    At 31 December 1995 and
      1 January 1996                   2,207     8,106       663    10,976

    Additions arising from
      acquisitions                         -        32        47        79
    Other additions                      244     1,093       133     1,470
    Disposals                              -       (53)      (28)      (81)
    Currency retranslation              (306)   (1,167)      (88)   (1,561)
                                      ------    ------    ------    ------

    At 31 December 1996                2,145     8,011       727    10,883
                                      ======    ======    ======    ======

    Accumulated depreciation
    At 1 January 1995                   (261)   (1,510)     (168)   (1,939)
    Charged in year                     (128)   (1,157)     (192)   (1,477)
    Disposals                              -        51        22        73
    Currency retranslation               (39)     (192)      (12)     (243)
                                      ------    ------    ------    ------

    At 31 December 1995 and
      1 January 1996                    (428)   (2,808)     (350)   (3,586)

    Charged in year                     (160)   (1,260)     (133)   (1,553)
    Disposals                              -        40        16        56
    Currency retranslation                70       436        44       550
    Asset write down                    (217)        -         -      (217)
                                      ------    ------    ------    ------
    At 31 December 1996                 (735)   (3,592)     (423)   (4,750)
                                      ======    ======    ======    ======

    Net book value
    At 31 December 1996                1,410     4,419       304     6,133
    At 31 December 1995                1,779     5,298       313     7,390

                                      Page 13PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    9  INVESTMENTS

    Investments in joint ventures:

    (In thousands of
    British pounds          Place of
    sterling, except        incorporation       Equity
    percentages)            and operation     Interest      1996      1995
    ----------------------------------------------------------------------

    JVC Feilong             China                32.5%       201       201
    Labsystems Pakistan     Pakistan             33.3%        66        66
    Labsystems Shanghai     China                32.5%       143       143
                                                            ----      ----
                                                             410       410
                                                            ====      ====

    The joint ventures have been shown as investments in the balance sheet at cost. The differences between accounting for these investments at cost and under the equity accounting method are, in the opinion of the directors, not material.

    10  STOCK

    (In thousands of British pounds sterling)               1996      1995
    ----------------------------------------------------------------------

    Raw materials                                          1,563     2,099
    Work in progress                                       1,067     1,284
    Finished goods                                         5,253     5,867
                                                          ------    ------
                                                           7,883     9,250
                                                          ======    ======

    11  DEBTORS

    (In thousands of British pounds sterling)               1996      1995
    ----------------------------------------------------------------------

    Amounts falling due within one year:
    Trade debtors                                          7,223     6,636
    Amounts owed by other Life Sciences companies         15,312    15,876
    Other debtors                                            875       664
    Prepayments and accrued income                           761       902
    Overseas taxes recoverable                                 -        16
                                                          ------    ------
                                                          24,171    24,094

    Amounts falling due after more than one year:
    Other debtors                                             35        31
                                                          ------    ------

                                                          24,206    24,125
                                                          ======    ======

                                      Page 14PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    12  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

    (In thousands of British pounds sterling)      1996      1995
    -------------------------------------------------------------

    Bank loans and overdrafts                       (10)      (12)
    Trade creditors                              (1,677)   (2,842)
    Amounts owed to other Life Sciences
      companies                                 (17,200)  (14,231)
    Loans from other Life Sciences companies    (19,611)  (21,602)
    UK Corporation tax                             (148)     (138)
    Overseas taxes                               (1,558)     (264)
    Other creditors and social security            (378)     (786)
    Accruals                                     (2,369)   (2,435)
    Obligations under finance leases                  -        (3)
                                                -------   -------
                                                (42,951)  (42,313)
                                                =======   =======

    13  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

    (In thousands of British pounds sterling)      1996      1995
    -------------------------------------------------------------

    Loans                                          (126)      (25)
    Obligations under finance leases                  -        (1)
    Other creditors & accruals                      (92)     (106)
                                                -------   -------

                                                   (218)     (132)
                                                =======   =======

    14  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

    (In thousands of British pounds sterling)      1996      1995      1994
    -----------------------------------------------------------------------

    Retained profit for the year                  2,211     2,014     2,404
    Other gains and losses recognised during
      the year*                                  (3,667)    1,570     1,474
    Acquired net assets/(liabilities)                 -      (407)    1,792
    Discount on acquisition of Labsystems
      Lenpipette                                    153         -
                                                -------   -------   -------
    Net (reduction)/addition to shareholders'
      funds                                      (1,303)    3,177     5,670

    Opening shareholders' funds                   1,248    (1,929)   (7,599)
                                                -------   -------   -------
    Closing shareholders' funds                     (55)    1,248    (1,929)
                                                =======   =======   =======

    *This movement represents the retranslation of opening net assets and profits for the year denominated in foreign currencies to year end exchange rates from opening and average rates respectively.
                                      Page 15PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96


   15  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
       OPERATING ACTIVITIES

    (In thousands of British pounds sterling)      1996      1995      1994
    -----------------------------------------------------------------------

    Operating profit                              2,395     4,389     6,996

    Add back non cash items:
    Write down of fixed assets                      217         -         -
    Depreciation charges                          1,553     1,477     1,096
    (Profit)/loss on sale of fixed assets            25        36       (13)
    (Increase)/decrease in stocks                   464      (957)   (2,304)
    (Increase)/decrease in debtors               (1,630)    3,382      (852)
    Increase/(decrease) in creditors
      and provisions                                569      (477)     (140)
    Movement in balances with other Life
      Sciences companies                            921    (2,220)    1,471
                                                -------   -------   -------
    Net cash flow from operating activities       4,514     5,630     6,254
                                                =======   =======   =======

    16  PURCHASE OF SUBSIDIARY UNDERTAKINGS

    (In thousands of British pounds sterling)      1996      1995      1994
    -----------------------------------------------------------------------

    Net assets acquired
    Discount on acquisition                        (153)        -         -
    Tangible fixed assets                            70         -         -
    Stock                                           211         -         -
    Debtors                                           8         -         -
    Creditors                                      (103)        -         -
    Cash                                             16         -         -
                                                -------   -------    ------

                                                     49         -         -
                                                =======   =======    ======

    Satisfied by
    Cash                                             49         -         -
    Cash of acquired subsidiary undertaking         (16)        -         -
                                                -------    ------   -------
    Net outflow of cash in respect of the
      purchase of subsidiary undertaking             33         -         -
                                                =======   =======   =======

                                      Page 16PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    17  CASH AND CASH EQUIVALENTS

    (In thousands of British pounds sterling)     1996      1995      1994
    ----------------------------------------------------------------------

    Changes during the year:
    At 1 January                                 3,263     2,671     7,666
    Net cash inflow before adjustments for
      the effects of foreign exchange rates      4,013       346    (5,260)
    Effect of foreign exchange rates              (715)      246       265
                                                ------    ------    ------

    At 31 December                               6,561     3,263     2,671
                                                ======    ======    ======

    (In thousands of British pounds sterling)     1996      1995      1994

    Analysis of balances
    Cash at bank and in hand                     6,571     3,275     2,682
    Bank overdrafts                                (10)      (12)      (11)
                                                ------    ------    ------
                                                 6,561     3,263     2,671
                                                ======    ======    ======

    18  ANALYSIS OF CHANGE IN FINANCING

                                                                     Loans
                                                                       due
                                                                     after
                                                                      more
                                                 Share     Share      than
                                               capital   premium  3 months
    ----------------------------------------------------------------------

    Balance at 31 December 1994                  1,996     1,366        33

    Cash inflow/(outflow) from financing             -         -       (12)
    Effect of foreign exchange rates                 -         -         4
    Acquisition of Denley                          952       276         -
                                                ------    ------    ------
    Balance at 31 December 1995                  2,948     1,642        25

    Cash inflow/(outflow) from financing             -         -       136
    Effect of foreign exchange rates                 -         -       (35)
                                                ------    ------    ------
    Balance at 31 December 1996                  2,948     1,642       126
                                                ======    ======    ======

                                      Page 17PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    19  SHARE CAPITAL AND RESERVES

                                                                     Profit
                                                  Share                 and
    (In thousands of British            Share   premium     Other      loss
    pounds sterling)                  capital   account  reserves   account
    -----------------------------------------------------------------------

    At 1 January 1994                  (1,988)     (980)   14,294    (3,727)
    Acquisition of Hybaid Limited          (8)     (386)        5    (1,403)
    Retained profit                         -         -         -    (2,404)
    Exchange difference on
      retranslation of closing
      balance sheet on consolidation        -         -    (1,474)         -
                                      -------   -------   -------   --------
    At 31 December 1994                (1,996)   (1,366)   12,825    (7,534)

    Acquisition of Denley
      Instruments Inc                    (952)     (276)    1,263       372
    Retained profit                         -         -         -    (2,014)
    Exchange difference on
      retranslation of closing
      balance sheet on consolidation        -         -    (1,570)        -
                                      -------   -------   -------   -------
    At 31 December 1995                (2,948)   (1,642)   12,518    (9,176)

    Discount on acquisition of
      Labsystems Lenpipette                 -         -      (153)        -
    Retained profit                         -         -         -    (2,211)
    Exchange difference on
      retranslation of closing
      balance sheet on consolidation        -         -     3,667         -
                                      -------   -------   -------   -------

    At 31 December 1996                (2,948)   (1,642)   16,032   (11,387)
                                      =======   =======   =======   =======

                                   (In thousands of British pounds sterling)
                                   -----------------------------------------

    Acquisition of Labsystems Lenpipette - 1996
    Fair value of assets acquired                                       202
    Cash consideration paid                                             (49)
                                                                    -------
    Discount on acquisition                                             153
                                                                    =======

    Impact on cash flows
    In 1996 Lenpipette contributed 4,000 British pounds sterling to the group's net operating cash flows and received 1,000 British pounds sterling in respect of net returns on investments and servicing of finance.

    In 1995 Denley Inc contributed 42,000 British pounds sterling to the group's net operating cash flows, paid 13,000 British pounds sterling in respect of taxation and utilised 3,000 British pounds sterling for investing activities.

                                      Page 18PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    In 1994 Hybaid Ltd contributed 65,000 British pounds sterling to the Group's net operating cash flows, received 8,000 British pounds sterling in respect of net returns on investments and servicing of finance, paid 628,000 British pounds sterling in respect of taxation, and utilised 204,000 British pounds sterling for investing activities.

    20  FINANCIAL COMMITMENTS

    As at 31 December the companies had aggregate annual commitments under non-cancellable operating leases as follows:

    (In thousands of British pounds sterling)    1996      1995      1994
    ---------------------------------------------------------------------

    Land and buildings
    Expiring within one year                      209         -         -
    Expiring between two and five years
      inclusive                                    30       239       239
    Expiring in over five years                   679       679       679
                                                -----     -----     -----
                                                  918       918       918
                                                -----     -----     -----

    Other operating leases
    Expiring within one year                      113        98        86
    Expiring between two and five years
      inclusive                                   218       204       163
    Expiring in over five years                     -         -         -
                                                -----     -----     -----

                                                  331       302       249
                                                -----     -----     -----
    Total                                       1,249     1,220     1,167
                                                =====     =====     =====

                                      Page 19PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96
    21  COMPANIES INCLUDED IN COMBINED ACCOUNTS

    The financial statements presented above have been produced by aggregating the results and assets of the following companies:

    Name of entity                             Country of incorporation
    Labsystems Oy                              Finland
    Labsystems Hong Kong Limited               Hong Kong
    Fastighets AB Skrubba                      Sweden
    Labsystems Sweden AB                       Sweden
    Life Sciences International Benelux BV     Netherlands
    Labsystems Espana SA                       Spain
    Hybaid Limited                             UK
    Labsystems Inc                             USA
    Denley Instruments Inc                     USA
    Labsystems Lenpipette                      Russia

    All companies listed above were either directly or indirectly owned by Life Sciences International PLC between 1 January 1994 and 31 December 1996 with the exception of Hybaid Limited which was acquired on 31 May 1994 and Denley Instruments Inc which was acquired on 31 March 1995. Labsystems Lenpipette was acquired on 30 November 1996. Prior to this, Labsystems Oy held a 50% stake in this company. The results and assets of Labsystems Lenpipette have been consolidated into those of Labsystems Oy.

    All the above companies operate principally in their country of incorporation with the exception of Life Sciences International Benelux BV which is based in Belgium and operates in Belgium, The Netherlands, and Luxembourg.

    22  PENSION SCHEME AND OTHER POST RETIREMENT BENEFIT SCHEMES

    Hybaid Limited is a participant in the Life Sciences International PLC Pension Plan, which is a separate trust. This plan provides retirement benefits for the majority of the Company's permanent UK employees. It is funded by contributions both from participating companies and their employees and is contracted out of the earnings related part of the State Pension arrangements.

    The pension scheme is a defined benefits scheme whereby retirement benefits are based on the employees' final remuneration and length of service. Contributions to the scheme are based on pension costs for all members of the scheme across the Life Sciences International PLC Group and are made in accordance with the recommendation of an independent actuary who values the scheme at regular triennial intervals, the last valuation being as at 1 April 1995. Full details relating to the pension scheme are disclosed in the financial statements of Life Sciences International PLC. Due to a surplus in that plan's assets over its projected liabilities, no charge to the profit and loss account was made for the three years ended 31 December 1996.

    In Finland the Group does not operate a pension plan, but made contributions amounting to 1,079,000 British pounds sterling in 1996 (1995 - 1,251,000 British pounds sterling; 1994 - 933,000 British pounds sterling) to the state pension scheme in accordance with Finnish legislation.
                                      Page 20PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    23  POST BALANCE SHEET EVENT

    Following discussions between Life Sciences International PLC (Life Sciences) and Thermo Instrument Systems Inc. (Thermo Instrument), a U.S. based manufacturer of scientific instruments, Life Sciences received a proposal from Thermo Instrument to combine their businesses, offering to acquire all of the issued share capital of Life Sciences at 1.35 British pounds sterling per 10 pence ordinary share. This offer was recommended to shareholders by the Board of the Company on 21 January 1997. The offer was accepted by the majority of shareholders by 12 March 1997. On May 6, 1997, Thermo Instrument agreed to sell the businesses comprising the Biosystems Group of Life Sciences to its majority-owned subsidiary, Thermo BioAnalysis Corporation.

    24  US GAAP RECONCILIATION

    Basis of operation

    The above accounts have been prepared in accordance with generally accepted accounting principles (GAAP) in the United Kingdom which differ in certain material respects from US GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with US GAAP are shown below.

    a) Goodwill
    Under UK GAAP goodwill arising on acquisition is eliminated directly against reserves. Amounts are transferred from reserves and charged through the profit and loss account when the related investments are sold or written down as a result of permanent diminutions in value. Under US GAAP goodwill is capitalised and amortised by charges against income over the period, not to exceed 40 years, over which the benefit arises. For US GAAP goodwill has been amortised by the Group over 40 years.

    b) Restructuring costs
    Under UK GAAP restructuring costs shown as exceptional items are charged to the profit and loss account in full irrespective of whether they have been agreed or incurred. Under US GAAP certain of these costs are only charged to the profit and loss account when certain specific criteria have been met.

    c) Forward exchange contracts
    Certain outstanding foreign currency forward exchange contracts which hedge anticipated future transactions and qualify as hedge contracts under UK GAAP would not qualify as hedges under US GAAP. Such contracts should be recorded at fair value at each balance sheet date based on the forward rates of exchange existing at that date and the corresponding unrealized gain or loss would be included in the determination of net income.

    d) Acquisition accounting
    Under UK GAAP, the fair value balance sheet of an acquired company can not include a provision for restructuring costs set up by the acquiring company. Under US GAAP, certain restructuring and reorganisation costs
                                      Page 21PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    may be considered liabilities assumed and included in the allocation of the acquisition cost.

    (e) Deferred taxes
    Under UK GAAP, deferred taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all timing differences and a valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised. No US GAAP adjustment arises as there are no unrecognised UK GAAP deferred tax liabilities or assets. Deferred tax also arises in relation to the tax effect of other US GAAP adjustments.

    The following is a summary of the significant adjustments to net income for the years ended 31 December 1996 and 1995 and to parent company investment as of 31 December 1996 and 1995, which would have been required if the combined financial statements had been reported in accordance with US GAAP instead of UK GAAP.

    (In thousands of British pounds sterling)               1996     1995
    ---------------------------------------------------------------------

    Net income according to the consolidated
      financial statements prepared under UK
      GAAP                                                 2,211    2,014

    US GAAP adjustments:
      Decrease due to effects of goodwill
        previously written off                              (663)    (782)
      Restructuring charges related to
        acquisition which should have been
        included in goodwill                                   -      235
      Restructuring costs                                  1,186        -
      Mark to market of foreign exchange
        contracts                                         (6,726)   5,407
      Deferred taxation on above adjustments               1,659   (1,288)
                                                          ------   ------
    Net income in accordance with US GAAP                 (2,333)   5,586
                                                          ======   ======

                                      Page 22PAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                     for the years ended 31 December 1994-96

    (In thousands of British pounds sterling)               1996     1995
    ---------------------------------------------------------------------

    Equity shareholders' funds under UK GAAP                 (55)   1,248

    US GAAP adjustments:
      Increase due to effects of goodwill
        previously written off against reserves           24,364   25,026
      Restructuring charges related to
        acquisition which should have
        been included in goodwill                            235      235
      Restructuring costs                                  1,186        -
      Mark to market of foreign exchange
        contracts                                             (1)   6,725
      Deferred taxation on above adjustments                 138   (1,521)
                                                          ------   ------
    Equity shareholders' funds under US GAAP              25,867   31,713
                                                          ======   ======

    Cash Flows

    The above combined financial statements comply with Financial Reporting Standard No. 1 -- "Cash flow statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows." The principal difference between the standards is in respect of classification. Under FRS 1, cash flows are presented for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (c) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; dividend payments would be included as a financing activity under SFAS No. 95.

    A summaried consolidated cash flow under US GAAP is as follows:

    (In thousands of British pounds sterling)         1996     1995    1994
    -----------------------------------------------------------------------

    Cash inflow from operating activities            5,386    3,402   3,324
    Cash outflow on investing activities            (1,509)  (3,038) (1,059)
    Cash (outflow)/inflow from financing activities    136      (18) (7,525)
                                                    ------   ------  ------
    Increase/(Decrease) in cash and cash equivalents 4,013      346  (5,260)
    Exchange adjustments                              (715)     246     265
    Cash and cash equivalents at beginning of year   3,263    2,671   7,666
                                                    ------   ------  ------

    Cash and cash equivalents at end of year         6,561    3,263   2,671
                                                    ======   ======  ======

                                      Page 23PAGE

                                                                   FORM 8-K/A

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

         The following unaudited pro forma combined condensed financial statement sets forth the results of operations for the year ended December 28, 1996, as if the acquisition of the Biosystems Group by the Company had occurred at the beginning of 1996.

        Because the Company and the Biosystems Group were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling-of-interests. Accordingly, the Company's financial statements (including the financial statements included as part of the Company's Quarterly Report on Form 10-Q for the quarter ended March 29,
    1997), include the results of the Biosystems Group from March 12, 1997, the date these businesses were acquired by Thermo Instrument, and the shares issuable subject to listing on the Exchange have been deemed outstanding from that date. As a result, pro forma information has not been provided as of and for the three months ended March 29, 1997.

        The pro forma results of operations presented below are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Biosystems Group been consummated at the beginning of 1996. The financial statements of the Biosystems Group filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statement presented below.

                                      Page 5PAGE

                                                                    FORM 8-K/A
                         THERMO BIOANALYSIS CORPORATION

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 28, 1996
                                   (Unaudited)


                                   Historical                Pro Forma
                            -----------------------   ----------------------
                                 Thermo  Biosystems
                            BioAnalysis       Group  Adjustments    Combined
                            -----------  ----------  -----------   ---------

                                  (In thousands except per share amounts)

   Revenues                    $ 71,649    $ 64,559     $      -    $136,208
                               --------    --------     --------    --------

   Costs and Operating
     Expenses:
       Cost of revenues          37,807      37,847          647      76,301
       Selling, general,
         and administrative
         expenses                20,987      17,283        2,451      40,721
       Research and
         development expenses     7,298       4,877            -      12,175
       Write-off of acquired
         technology               3,500           -            -       3,500
                               --------    --------     --------    --------
                                 69,592      60,007        3,098     132,697
                               --------    --------     --------    --------
   Operating Income               2,057       4,552       (3,098)      3,511

   Interest Income                1,280         121            -       1,401
   Interest Expense              (1,873)     (3,387)      (1,540)     (6,800)
   Loss on Foreign Exchange
     Contracts                        -      (4,731)           -      (4,731)
                               --------    --------     --------    --------
   Income (Loss) Before
     Income Taxes                 1,464      (3,445)      (4,638)     (6,619)
   Income Tax Provision           1,900         194         (850)      1,244
                               --------    --------     --------    --------

   Net Loss                    $   (436)   $ (3,639)    $ (3,788)   $ (7,863)
                               ========    ========     ========    ========

   Loss per Share              $   (.05)                            $   (.79)
                               ========                             ========

   Weighted Average Shares        8,601                    1,300       9,901
                               ========                 ========    ========


   See notes to pro forma combined condensed statement of operations.

                                     Page 6PAGE

                                                                   FORM 8-K/A
                         THERMO BIOANALYSIS CORPORATION

          NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)


    Note 1 - Basis of Presentation

         The results of operations of the Biosystems Group have been presented in the pro forma combined condensed statement of operations in accordance with U.S. generally accepted accounting principles (GAAP), which have been reconciled to U.K. GAAP in note 24 to the combined financial statements of the Biosystems Group. Such financial statements are denominated in British pounds sterling, and have been translated at the average exchange rate of 1.56 U.S. dollars per British pound sterling for the pro forma combined condensed statement of operations. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired in March 1997 by Thermo Instrument and subsequently acquired by the Company and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


    Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Operations (In thousands, except in text)

                                                                Year Ended
                                                               December 28,
                                                                   1996
                                                               -------------
                                                               Debit (Credit)

    Cost of Revenues
    Increase in the finished goods inventory
      of the Biosystems Group to the
      estimated selling price, less the sum
      of the costs of disposal and a reasonable
      profit allowance for the Company's
      selling efforts                                             $   647
                                                                  -------
    Selling, General, and
      Administrative Expenses
    Service fee of 1.0% of the revenues
      of the Biosystems Group for the
      year ended December 31, 1996, for
      services provided under a services
      agreement between the Company and
      Thermo Electron                                                 646

    Amortization over 40 years of $72,219,000 of
      cost in excess of net assets of acquired
      companies created by the acquisition of
      the Biosystems Group                                          1,805
                                                                  -------
                                                                    2,451
                                                                  -------
                                      Page 7PAGE

                                                                    FORM 8-K/A

                         THERMO BIOANALYSIS CORPORATION

    NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (continued)
                                   (Unaudited)

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Operations (In thousands, except in text) (continued)

                                                                Year Ended
                                                               December 28,
                                                                   1996
                                                               -------------
                                                               Debit (Credit)

   Interest Expense
   Increase in interest expense as a result
     of an advance from Thermo Instrument of $85.6 million
     related to the acquisition of the Biosystems Group,
     calculated using the 90-day Commercial Paper
     Composite Rate plus 25 basis points, or 5.75%.
     The advance from Thermo Instrument replaced existing
     indebtedness to Life Sciences International.                $  4,927

   Reversal of interest expense on indebtedness to Life
     Sciences International included in the historical
     profit and loss account of the Biosystems Group for
     the year ended December 31, 1996, due to the assumed
     repayment of such debt                                        (3,387)
                                                                 --------
                                                                    1,540
                                                                 --------

   Income Tax Provision
   Income tax benefit associated with the adjustments
     above (excluding the amortization of cost in
     excess of net assets of acquired companies),
     calculated at the Biosystems Group's statutory
     rate of 30%                                                     (850)
                                                                 --------
   Weighted Average Shares
   Increase in weighted average shares outstanding due to the assumed issuance of 1,300,000 shares of the Company's common stock related to the acquisition of the Biosystems Group

                                     Page 8PAGE

                                                                  FORM 8-K/A

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 18th day of July 1997.

                                            THERMO BIOANALYSIS CORPORATION



                                            Paul F. Kelleher
                                            --------------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer